UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2011

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GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

(561) 427-6144
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02.	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 18, 2011, GelTech Solutions, Inc. (“GelTech”) and Michael Reger, GelTech’s largest shareholder (the “Lender”) renegotiated its line of credit and reduced the principal on the line of credit by $1 million.  The Lender agreed to accept 892,857 shares of GelTech’s common stock in consideration for cancelling $1 million of the line of credit, of the $2,497,483, which was due in May 2011.  The remaining $1,497,483 owed under the line of credit has been converted into a five-year note which is convertible at $1.12 per share bearing 5% interest per year. In connection with the loan cancellation, GelTech issued the lender 1,000,000 five-year warrants exercisable at $1.25 per share and 300,000 five-year warrants exercisable at $1.75 per share.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above is hereby incorporated into this Item 3.02.  The securities issued to the Lender were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder.  The Lender is an accredited investor and there was no general solicitation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

Date: February 22, 2011	By:	/s/ Michael Cordani
Michael Cordani
Chief Executive Officer

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